UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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the Securities Exchange Act of 1934

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Norfolk Southern Corporation

(Name of Registrant as Specified in Its Charter)

ANCORA CATALYST INSTITUTIONAL, LP

ANCORA ADVISORS, LLC

ANCORA ALTERNATIVES LLC

ANCORA BELLATOR FUND, LP

ANCORA CATALYST, LP

ANCORA FAMILY WEALTH ADVISORS, LLC

THE ANCORA GROUP LLC

ANCORA HOLDINGS GROUP, LLC

ANCORA IMPACT FUND LP

ANCORA IMPACT FUND LP SERIES AA

ANCORA IMPACT FUND LP SERIES BB

ANCORA MERLIN INSTITUTIONAL, LP

ANCORA MERLIN, LP

BETSY ATKINS

JAMES BARBER, JR.

WILLIAM CLYBURN, JR.

NELDA CONNORS

FREDERICK DISANTO

SAMEH FAHMY

INVERNESS HOLDINGS LLC

JOHN KASICH

GILBERT LAMPHERE

ALLISON LANDRY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Ancora Alternatives LLC (“Ancora”), together with the other participants named herein, intend to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission to be used to solicit proxies for the election of their slate of director nominees at the 2024 annual meeting of shareholders of Norfolk Southern Corporation, a Virginia corporation (“Norfolk Southern” or the “Company”).

Item 1: On February 20, 2024, Ancora issued an Investor Presentation titled “The Case for Leadership, Safety and Strategy Changes at Norfolk Southern”, a copy of which is attached hereto as Exhibit 1 and is incorporated herein by reference.

Item 2: On February 20, 2024, Ancora Holdings Group, LLC, its affiliates and the other participants in the solicitation issued the following press release:

Investor Group Announces Slate of Highly Qualified, Independent Director Candidates and Proposed Management Team for Norfolk Southern Corporation

Introduces Eight-Member Slate with Deep Experience in Governance, Finance, Legislative and Regulatory Affairs, Strategic Transformations, Transportation and the Railroad Sector

Proposes Jim Barber, a Proven Transportation Network Leader and Former Executive at UPS, as CEO and Jamie Boychuk, a Career Railroader and Former Executive at CSX, as COO

Introduces “Network of the Future” Strategy Offering Path to Significant Value Creation

Releases Presentation Entitled “The Case for Leadership, Safety and Strategy Changes at Norfolk Southern” That is Downloadable at www.MoveNSCForward.com

CLEVELAND--(BUSINESS WIRE)--Ohio-based Ancora Holdings Group, LLC, its affiliates and the other participants in its solicitation (collectively, the “Investor Group” or “we”), who collectively own a large equity stake in Norfolk Southern Corporation (NYSE: NSC) (“Norfolk Southern” or the “Company”), today announced the nomination of eight highly qualified, independent candidates (the “Investor Slate”) for election to the Company’s Board of Directors (the “Board”) at the 2024 Annual Meeting of Shareholders (the “Annual Meeting”). In addition, the Investor Group announced it has identified a proposed management team that includes transportation network leader Jim Barber, Jr. as Chief Executive Officer and lifelong railroad operator and turnaround expert Jamie Boychuk as Chief Operating Officer. To learn more about the Investor Slate and proposed management team, download a copy of the Investor Group’s presentation, entitled The Case for Leadership, Safety and Strategy Changes at Norfolk Southern, at www.MoveNSCForward.com.

The Investor Group commented:

“Norfolk Southern, which has exceptional rail workers and the country’s best customers, has suffered for years due to its Board’s poor decisions with regard to the Company’s leadership, safety priorities and strategy. Since the Board announced its appointment of Alan Shaw as Chief Executive Officer, Norfolk Southern’s status as the worst Class I railroad has been solidified by leadership delivering industry-worst operating results, sustained share price underperformance and a tone-deaf response to the devastating East Palestine, Ohio derailment. The future looks equally bleak under Mr. Shaw, who has drawn the condemnation of policymakers and the skepticism of underwhelmed analysts and shareholders.

In recent months, we engaged in good faith and shared a data-centric, facts-based case for meaningful change with Norfolk Southern’s Board. We privately conveyed, on several occasions, that Mr. Shaw’s strategy is equal parts unambitious and impractical (despite somehow having the unanimous backing of the Board). Moreover, we privately showed that Mr. Shaw’s background as a 30-year insider with a poor record of driving growth through marketing roles renders him unfit to get a second chance as Chief Executive Officer. We even met with Mr. Shaw in hopes of having him change our view. While all this was going on, however, Norfolk Southern was sending its private jet to Washington, D.C. so executives could pursue the support of regulators and the Company started requesting public support from customers as part of its planned fight against us.

The bottom line is that it is time to actually move Norfolk Southern forward. Moving ahead starts with identifying the right destination. Our slate and proposed management team believe they have the experience and strategy required to turn Norfolk Southern into a safer, more sustainable railroad that is growing profitably while also yielding more stability for customers and employees. As shown in our presentation, this is a far cry from where Norfolk Southern stands today under Mr. Shaw and his loyal backers in the boardroom. In the coming weeks, we look forward to sharing a second presentation that focuses on our 100-day transition plan and the details of our reliable network strategy that will leverage Norfolk Southern’s existing assets and people to get the organization to the right destination. We will show that a better day is in reach – one that includes enhanced value for customers, communities, employees and shareholders.”

INVESTOR SLATE BIOS

Betsy Atkins

Ms. Atkins is a corporate governance expert and three-time CEO with experience in capital allocation, transformations and strategic planning.

•	CEO and Founder of Baja Corporation, a venture capital firm focused on software, technology, energy and digital transformation.

•	Member of the boards of directors of SL Green Realty (NYSE: SLG), SolarEdge Technologies (Nasdaq: SEDG), Enovix Corporation (Nasdaq: ENVX), Wynn Resorts (Nasdaq: WYNN), Rackspace Technology (Nasdaq: RXT) and GoPuff.

•	Former CEO and Chair of SaaS Company Clear Standards, an energy management and sustainability software company, CEO and Chair of NCI, a functional food/nutraceutical company, and CEO of Key Supercomputer Labs, which delivers technology-driven seismic analytics and sustainability insights.

•	Previously served on the board of directors of companies that include Covetrus, Schneider Electric, HD Supply and Volvo Car Corporation.

Jim Barber, Jr.

Mr. Barber is a shipping and logistics industry veteran with experience in finance, strategic planning and risk management at one of the country’s largest railroad customers.

•	Previously spent 35 years at United Parcel Service, Inc. (NYSE: UPS), most recently serving as COO and President from 2018 to 2020.

•	Previously held leadership roles in UPS’ domestic and international business units as well as in supply chain solutions, including both Global Freight Forwarding and Coyote Logistics.

•	Member of the boards of directors of C.H. Robinson Worldwide, Inc. (Nasdaq: CHRW), where he serves on the Audit Committee, and U.S. Foods Holding Corp. (NYSE: USFD), where he serves on the Compensation and Human Capital Committee.

•	Audit Committee Financial Expert, as defined by the U.S. Securities and Exchange Commission.

William Clyburn, Jr.

Mr. Clyburn is a former railroad regulator with 30 years of experience in all three branches of the U.S. government.

•	Principal at Clyburn Consulting, which advises transportation and telecommunications companies on governmental issues and processes.

•	Previously facilitated constructive dialogue and remediation efforts between Norfolk Southern and community stakeholders following the January 2005 derailment in South Carolina.

•	Previously spent 30 years working in Washington, D.C., including as the Commissioner and Vice-Chairman of the U.S. Surface Transportation Board and a senior advisor to two U.S. Senators.

•	Previously worked as a law clerk for the Honorable Rodney A. Peeples, Circuit Court Judge for the Second and Ninth Circuits of South Carolina.

Nelda Connors

Ms. Connors is a former automotive industry executive with operations, engineering, risk management, human resources and financial expertise.

•	CEO and Founder of Pine Grove Holdings, a privately held investment company.

•	Serves on the boards of directors of Baker Hughes (Nasdaq: BKSR), Zebra Technologies (Nasdaq: ZBRA) and Otis Worldwide (NYSE: OTIS), and as an advisor to Nissan North America and Vibracoustic.

•	Previously spent 25 years working in the automotive industry, including as President and CEO of Atkore International (NYSE: ATKR), which spun out from Tyco International, and in executive roles at Eaton Corporation (NYSE: ETN), Ford Motor Company (NYSE: F) and Stellantis North America (formerly, Chrysler Corporation).

•	Previously served as a Class B director of the Federal Reserve Bank of Chicago.

Sameh Fahmy

Mr. Fahmy is a former Class I railroad and transportation industry executive with safety, supply management, engineering and mechanical experience.

•	Former EVP of precision scheduled railroading at Kansas City Southern, where he led the implementation of KCS’ precision scheduled railroading methodology, Optimization Consultant at CSX Corporation (Nasdaq: CSX), where he helped improve CSX’s mechanical and engineering departments, and SVP at Canadian National Railway (NYSE: CN), where he oversaw the mechanical and engineering functions, improving their safety record, reducing expenses and train delays, increasing freight car and locomotive availability, and leading a four-year fuel efficiency drive.

•	Previously worked at the Association of American Railroads and Amtrak.

•	Previously served on the board of directors at Rumo Railway (BVMF: RAIL3), where he chaired the Operations Committee.

•	Chartered Professional Accountant.

John Kasich

Mr. Kasich is a former Ohio governor and congressman with significant regulatory, legislative and executive policy experience.

•	Former Governor of Ohio, where he significantly improved the state’s business climate, reducing needless red tape and regulations, streamlining operations, creating a private economic development entity and overseeing cumulative surpluses of nearly $3 billion.

•	Previously spent 18 years as a congressman, during which time he served as Chair of the House Budget Committee, a member of the Balanced Budget Committee and a member of the Houe Armed Services Committee. Former Republican candidate for the presidential nomination in 2000 and 2016.

•	Former Managing Director in Lehman Brothers’ investment banking division, where he helped companies secure the financial resources they needed to succeed and create jobs.

•	Previously served on the boards of directors of Worthington Industries, Invacare and Instinet.

Gilbert Lamphere

Mr. Lamphere is a railroad and transportation industry veteran credited as the original financier of precision scheduled railroading, the strategy that revolutionized how freight railroads are run in the U.S. and Canada.

•	Chairman of MidRail Corporation and Co-Founder of MidSouth Rail Corporation.

•	Previously served on the boards of directors of Canadian National Railway (NYSE: CN), where he was Chair of the Finance Committee, and CSX Corporation (Nasdaq: CSX), where he was a member of the Operations Committee.

•	Former Chairman of Illinois Central Railway, director of Florida East Coast Railway and director of Patriot Rail.

•	Previously headed four operationally focused private equity firms and worked in the M&A division at Morgan Stanley (NYSE: MS).

Allison Landry

Ms. Landry is a former U.S. transportation and logistics sector equity research analyst with extensive expertise in corporate governance and compensation practices.

•	Previously spent 16 years as the Lead Equity Research Analyst at Credit Suisse for the U.S. transportation sector, covering Class I railroads, trucking, parcel/air freight and logistics companies.

•	Member of the board of directors of XPO (NYSE: XPO), where she is Chair of the Nominating, Corporate Governance and Sustainability Committee and a member of the Compensation Committee and Operational Excellence Committee

•	Member of the advisory board of Windrose Technology, which specializes in developing zero-emission heavy duty electric trucks.

•	Former Senior Accountant at OneBeacon Insurance Company.

PROPOSED MANAGEMENT TEAM BIOS

Jim Barber, Jr.

Mr. Barber is a former leader in the shipping and logistics industry with a 35-year track record of growth and significant experience in operations, supply chain, strategic planning, employee relations and risk management.

•	Previously served as the COO of UPS, one of the country’s largest railroad customers and a $125 billion market value parcel carrier with a global network that generates more than $90 billion in sales annually.

•	During his 35-year career at UPS, Mr. Barber held key leadership positions in UPS’ Domestic and International business units, as well as in Supply Chain Solutions.

•	Mr. Barber is credited with leading much of UPS' growth, including in both mature and emerging international markets.

•	Has reached scores of effective labor agreements through constructive negotiations, while overseeing lauded safety initiatives in both the Ground network and the UPS airline.

•	Current member of the board of directors of C.H. Robinson Worldwide, Inc. (Nasdaq: CHRW), a major logistics company, where he serves on the Audit Committee.

•	Current member of the board of directors of U.S. Foods Holding Corp. (NYSE: USFD), a major food distributor, where he serves on the Compensation and Human Capital Committee.

•	If elected, our slate intends to make every effort to expeditiously appoint Mr. Barber as CEO.

Jamie Boychuk

Mr. Boychuk is a lifelong railroader with the safety record and scheduled railroading acumen needed to help turn around Norfolk Southern.

•	Previously served as Executive Vice President of Operations at CSX, where he led a variety of operational initiatives during a period in which the railroad improved performance across all operating metrics and unlocked significant value for shareholders.

•	Mr. Boychuk, who worked directly with industry legend Hunter Harrison, also helped CSX amass a strong safety record and reduce burdens on rail workers.

•	Upon his departure from CSX in 2023, the company publicly thanked Mr. Boychuk for “his role in the implementation of scheduled railroading.”

•	Previously, Mr. Boychuk spent nearly two decades at Canadian National Railway, where he held operations roles of increasing responsibility and seniority.

•	If elected, our slate intends to make every effort to appoint Mr. Boychuk as COO as expeditiously as possible.

***

About Ancora

Founded in 2003, Ancora Holdings Group, LLC offers integrated investment advisory, wealth management, retirement plan services and insurance solutions to individuals and institutions across the United States. The firm is a long-term supporter of union labor and has a history of working with union groups and public pension plans to deliver long-term value. Ancora’s comprehensive service offering is complemented by a dedicated team that has the breadth of expertise and operational structure of a global institution, with the responsiveness and flexibility of a boutique firm. For more information about Ancora, please visit https://ancora.net.

Advisors

Cadwalader, Wickersham & Taft LLP is serving as legal advisor, with Longacre Square Partners LLC serving as communications and strategy advisor and D.F. King & Co., Inc. serving as proxy solicitor.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Ancora Alternatives LLC (“Ancora Alternatives”) and the other Participants (as defined below) intend to file a preliminary proxy statement and accompanying BLUE universal proxy card (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2024 annual meeting of shareholders (the “2024 Annual Meeting”) of Norfolk Southern Corporation, a Virginia corporation (“Norfolk Southern” or the “Corporation”).

The participants in the proxy solicitation are currently anticipated to be Ancora Catalyst Institutional, LP (“Ancora”), Ancora Merlin Institutional, LP, (“Ancora Merlin Institutional”), Ancora Merlin, LP (“Ancora Merlin”), Ancora Catalyst, LP (“Ancora Catalyst”), Ancora Bellator Fund, LP (“Ancora Bellator”), Ancora Impact Fund LP Series AA (“Ancora Impact AA”) and Ancora Impact Fund LP Series BB (“Ancora Impact BB”) (each of which is a series fund within Ancora Impact Fund LP) (Ancora, Ancora Merlin Institutional, Ancora Merlin, Ancora Catalyst, Ancora Bellator, Ancora Impact AA and Ancora Impact BB, collectively, the “Ancora Funds”), Ancora Advisors, LLC (“Ancora Advisors”), The Ancora Group LLC (“Ancora Group”), Ancora Family Wealth Advisors, LLC (“Ancora Family Wealth”), Inverness Holdings LLC (“Inverness Holdings”), Ancora Alternatives, Ancora Holdings Group, LLC (“Ancora Holdings”) and Frederick DiSanto (collectively, the “Ancora Parties”); and Betsy Atkins, James Barber, Jr., William Clyburn, Jr., Nelda Connors, Sameh Fahmy, John Kasich, Gilbert Lamphere and Allison Landry (the “Ancora Nominees” and, collectively with the Ancora Parties, the “Participants”).

Ancora Alternatives, as the general partner and investment manager of each of the Ancora Funds, may be deemed to beneficially own in the aggregate 913,180 shares of the Corporation’s common stock, $1.00 par value (the “Common Stock”) held in the Ancora Funds (including the 123,500 shares of Common Stock underlying 1,235 American call options). Ancora Advisors, as the investment advisor to the separately managed account (SMA) of Ancora Advisors, may be deemed to beneficially own all of the 270 shares of Common Stock held in the Ancora Advisors SMA. Ancora Group, as the sole member of Ancora Advisors, may be deemed to beneficially own all of the 270 shares of Common Stock held in the Ancora Advisors SMA. Ancora Family Wealth, as the investment advisor to the Ancora Family Wealth SMAs, may be deemed to beneficially own all of the 9,847.28 shares of Common Stock held in the Ancora Family Wealth SMAs. Inverness Holdings, as the sole member of Ancora Family Wealth, may be deemed to beneficially own all of the 9,847.28 shares of Common Stock held in the Ancora Family Wealth SMAs. Ancora Holdings, as the sole member of each of Ancora Alternatives, Ancora Group and Inverness Holdings, may be deemed to beneficially own in the aggregate 923,279.28 shares of Common Stock held by the Ancora Funds (including the 123,500 shares of Common Stock underlying 1,235 American call options), the Ancora Advisors SMA and the Ancora Family Wealth SMAs. Mr. DiSanto, as the Chairman and Chief Executive Officer of Ancora Holdings, may be deemed to beneficially own in the aggregate 923,279.28 shares of Common Stock held by the Ancora Funds (including the 123,500 shares of Common Stock underlying 1,235 American call options), Ancora Advisors SMA and Ancora Family Wealth SMAs. The Ancora Parties beneficially own 923,279.28 shares of Common Stock in the aggregate (including the 123,500 shares of Common Stock underlying 1,235 American call options). Gilbert Lamphere owns 2,000 shares of Common Stock and Sameh Fahmy owns 3,000 shares of Common Stock. All of the foregoing information is as of the date hereof unless otherwise disclosed.

***

Contacts

Longacre Square Partners

Greg Marose / Charlotte Kiaie, 646-386-0091

MoveNSCForward@longacresquare.com

D.F. King & Co., Inc.

Edward McCarthy

(212) 229-2634

MoveNSCForward@dfking.com

IMPORTANT INFORMATION AND WHERE TO FIND IT

ANCORA STRONGLY ADVISES ALL SHAREHOLDERS OF NORFOLK SOUTHERN TO READ THE PRELIMINARY PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT, AND OTHER PROXY MATERIALS FILED BY ANCORA AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

Exhibit 1

February 2024 The Case for Leadership, Safety & Strategy Changes at Norfolk Southern

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern Disclaimer Ancora Alternatives LLC (“Ancora Alternatives”) and its affiliates (collectively, “Ancora”) exclaim that the information contained herein is provided for informational purposes only and does not constitute an offering or the solicitation of an offer to purchase an interest in any investment. This presentation is for discussion and general informational purposes only. The views expressed herein are those of Ancora and are based on or derived from publicly available information. Certain financial information and data used herein have been obtained or derived from filings made with the Securities and Exchange Commission (“SEC”) by Norfolk Southern Corporation (“Norfolk Southern”, “NSC” or the “Corporation”) and other public sources. Ancora has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. No warranty is made as to the accuracy of data or information obtained or derived from filings made with the SEC by NSC or from any third party source. The materials in this presentation have not been prepared or endorsed by the Corporation and may not be attributed to the Corporation in any way. The information expressed herein is unaudited, reflects the judgment of Ancora only through the date of this document, and is subject to change at any time. Facts have been obtained from sources considered reliable but are not guaranteed. Ancora recognizes that there may be confidential or otherwise non-public information with respect to the Corporation that could alter its opinions were such information known. This document does not purport to contain all of the information that may be relevant to an evaluation of the Corporation, the Corporation’s securities, or the matters described herein. Ancora disclaims any obligation to correct, update or revise these documents or to otherwise provide any additional materials to any recipient of these documents. This document may contain forward-looking statements and projections that are based on Ancora’s current beliefs and assumptions and on information currently available that Ancora believes to be reasonable. All statements that are not historical facts are forward-looking statements, including any statements that relate to future market conditions, results, operations, strategies or other future conditions or developments and any statements regarding objectives, opportunities, positioning or prospects. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if the underlying assumptions of Ancora or any of the other participants in the proxy solicitation described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Ancora that the future plans, estimates or expectations contemplated will ever be achieved. You should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Except to the extent required by applicable law, neither Ancora nor any participant will undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events. No federal or state agency or regulatory or self-regulatory authority has approved the contents of this presentation or the offering of interests in the funds, and any representation to the contrary is unlawful. CERTAIN INFORMATION CONCERNING THE PARTICIPANTS Ancora Alternatives and the other Participants (as defined below) intend to file a preliminary proxy statement and accompanying BLUE universal proxy card (the “Proxy Statement”) with the SEC to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2024 annual meeting of shareholders (the “2024 Annual Meeting”) of the Corporation. The participants in the proxy solicitation are currently anticipated to be Ancora Catalyst Institutional, LP (“Ancora Catalyst Institutional”), Ancora Merlin Institutional, LP, (“Ancora Merlin Institutional”), Ancora Merlin, LP (“Ancora Merlin”), Ancora Catalyst, LP (“Ancora Catalyst”), Ancora Bellator Fund, LP (“Ancora Bellator”), Ancora Impact Fund LP Series AA (“Ancora Impact AA”) and Ancora Impact Fund LP Series BB (“Ancora Impact BB”) (each of which is a series fund within Ancora Impact Fund LP) (Ancora Catalyst Institutional, Ancora Merlin Institutional, Ancora Merlin, Ancora Catalyst, Ancora Bellator, Ancora Impact AA and Ancora Impact BB, collectively, the “Ancora Funds”), Ancora Advisors, LLC (“Ancora Advisors”), The Ancora Group LLC (“Ancora Group”), Ancora Family Wealth Advisors, LLC (“Ancora Family Wealth”), Inverness Holdings LLC (“Inverness Holdings”), Ancora Alternatives, Ancora Holdings Group, LLC (“Ancora Holdings”) and Frederick DiSanto (collectively, the “Ancora Parties”); and Betsy Atkins, James Barber, Jr., William Clyburn, Jr., Nelda Connors, Sameh Fahmy, John Kasich, Gilbert Lamphere and Allison Landry (the “Ancora Nominees” and, collectively with the Ancora Parties, the “Participants”). Ancora Alternatives, as the general partner and investment manager of each of the Ancora Funds and as the investment manager of Ancora Alternatives separately managed accounts (each an “SMA”), may be deemed to beneficially own in the aggregate 913,180 shares of the Corporation’s common stock, $1.00 par value (the “Common Stock”) held in the Ancora Funds and the Ancora Alternatives SMAs (including 123,500 shares of Common Stock underlying 1,235 American call options held in the Ancora Funds). Ancora Advisors, as the investment advisor to the SMA of Ancora Advisors, may be deemed to beneficially own all of the 270 shares of Common Stock held in the Ancora Advisors SMA. Ancora Group, as the sole member of Ancora Advisors, may be deemed to beneficially own all of the 270 shares of Common Stock held in the Ancora Advisors SMA. Ancora Family Wealth, as the investment advisor to the Ancora Family Wealth SMAs, may be deemed to beneficially own all of the 9,847.28 shares of Common Stock held in the Ancora Family Wealth SMAs. Inverness Holdings, as the sole member of Ancora Family Wealth, may be deemed to beneficially own all of the 9,847.28 shares of Common Stock held in the Ancora Family Wealth SMAs. Ancora Holdings, as the sole member of each of Ancora Alternatives, Ancora Group and Inverness Holdings, may be deemed to beneficially own in the aggregate 923,297.28 shares of Common Stock held by the Ancora Funds (including the 123,500 shares of Common Stock underlying 1,235 American call options), the Ancora Alternatives SMAs, the Ancora Advisors SMA and the Ancora Family Wealth SMAs. Mr. DiSanto, as the Chairman and Chief Executive Officer of Ancora Holdings, may be deemed to beneficially own in the aggregate 923,297.28 shares of Common Stock held by the Ancora Funds (including the 123,500 shares of Common Stock underlying 1,235 American call options), the Ancora Alternatives SMAs, the Ancora Advisors SMA and the Ancora Family Wealth SMAs. The Ancora Parties beneficially own 923,297.28 shares of Common Stock in the aggregate (including the 123,500 shares of Common Stock underlying 1,235 American call options). Gilbert Lamphere owns 2,000 shares of Common Stock and Sameh Fahmy owns 3,000 shares of Common Stock. All of the foregoing information is as of the date hereof unless otherwise disclosed. IMPORTANT INFORMATION AND WHERE TO FIND IT ANCORA STRONGLY ADVISES ALL SHAREHOLDERS OF NORFOLK SOUTHERN TO READ THE PRELIMINARY PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT, AND OTHER PROXY MATERIALS FILED BY ANCORA AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR. 2

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern Once stronger leadership establishes a safety-first, worker-focused culture, Norfolk Southern can implement the network of the future to regain trust, reestablish reliability and unlock enhanced value for shareholders, employees, shippers and the communities the Company’s trains run through. Situation Overview 3 Ancora and the participants in its solicitation own a large equity stake in Norfolk Southern, which is an issue-plagued and the worst-performing Class I railroad despite having exceptional employees and world-class customers. We have nominated eight highly qualified and independent director candidates, who collectively possess significant experience in the railroad and transportation sectors, strategic planning, safety, finance, corporate governance, and legislative and regulatory affairs. We have identified the right CEO in Jim Barber, the former Chief Operating Officer of United Parcel Service, Inc. (“UPS”), who is an experienced logistics and networks operator with a demonstrated record of devising new growth strategies and the background of a large Norfolk Southern customer. We have identified the right COO in Jamie Boychuk, the former Executive Vice President of Operations at CSX Corporation (“CSX”), who is an experienced railroad operator who previously worked under industry legend Hunter Harrison and has a demonstrated record of helping improve safety and performance in the context of turnarounds.

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern Table of Contents 4 Executive Summary (Page 5) The Problem: Ineffective Management, Failed Strategy, Lax Oversight and Absent Accountability (Page 20) The Evidence: Underperformance, Shrinking Margins and Tone-Deaf Crisis Response (Page 28) Appendix (Page 54) Our Slate’s Solution: New Board and Management With a New, Safety-First Strategic Vision (Page 45)

Executive Summary

About Norfolk Southern

Where the Company Stands

- Norfolk Southern is a Class I freight railroad that is headquartered in Atlanta, Georgia and operates across the eastern U.S.
- In December 2021, Norfolk Southern announced that Alan Shaw, a 30-year insider who failed to deliver growth in his prior role as Chief Marketing Officer, would assume the CEO role in May 2022 following the retirement of James Squires.
- In February 2023, a Norfolk Southern train carrying hazardous chemicals derailed in East Palestine, Ohio – resulting in lingering community damage, reputational harm and value destruction.

FY 2023 vs. FY 2022 Performance[1]

- Railway Operating Revenues: (4.6%)
- Income from Railway Operations Adjusted for the East Palestine Derailment: (19.4%)
- Railway Operating Expenses: +$1.4 billion, including a $1.1 billion charge associated with the East Palestine derailment.
- Operating Ratio: +600 bps
- Norfolk Southern vs. CSX:
  - 800 bps worse operating ratio
  - $1.6 billion less operating income
  - $17 billion (25% less market value)

Existing Leadership

- **CEO Alan Shaw:**
  - A 30-year insider with experience primarily in no-growth chemical and coal staff positions.
  - Minimal operational or financial experience.
  - No network management and logistics experience.
  - A flawed growth-focused strategy with a track record of failing to deliver growth as CMO.

Total Shareholder Returns vs. Class I Railroad Peers[2]


(10.9%)
NSC vs. Class I Railroad Median
(18.0%)
NSC vs. CSX
-20%
-15%
-10%
-5%
0%

[1] Company filings. [2] Source: Bloomberg. Performance runs from 2022 Investor Day on December 6, 2022 through January 31, 2024, the first public disclosure of investor group activity in *The Wall Street Journal*.

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The Case for Leadership, Safety & Strategy Changes at Norfolk Southern | 6

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern About Norfolk Southern (Cont.) Source: Surface Transportation Board, Company filings. Class I Average includes CSX, UNP, CP and CNI. 7 Weak Revenue / EBIT / EPS Industry-Worst Operating Ratio Declining Volumes Lagging Ratio of Carloads to Cars Online Historical CAGR (2019 - 2023) NSC CSX Class I Average Revenue 1.9% 5.3% 3.7% EBIT -0.3% 2.9% 2.8% EPS 3.2% 7.6% 6.4% Source: Company filings, FactSet. Class I Average includes CSX, UNP, CP and CNI. Note: CP excluded for historical data due to KSU acquisition. Source: Company filings, FactSet. Class I Average includes CSX, UNP, CP and CNI. Note: CSX figures exclude Quality Carriers contribution to OR. 80 85 90 95 100 2018 2019 2020 2021 2022 2023 NSC CSX Class I Peer Average NSC - Merchandise NSC - Intermodal Carload Volumes Indexed to 100 Ratio of Carloads to Cars Online (4-week moving average) 0.6 0.7 0.8 0.9 1 1.1 1.2 CSX NSC 67.4% 59.6% 61.1% 40% 45% 50% 55% 60% 65% 2023 NSC CSX Class I Average Source: Company filings.

Why We're Seeking to Elect a Majority Slate and Install a New CEO

UNQUALIFIED CEO

- Mr. Shaw does not possess the strategic operating and financial experience needed to effectively oversee Norfolk Southern during this critical period; he is a 30-year insider who ascended from the CMO role – despite failing to deliver growth. His prior roles at the Company exclude any development of operational, strategic or financial acumen.
- As a result, he can't make the needed cultural and accountability changes to cut decision-making layers, combine silos, select higher quality talent and change practices.
- Under Mr. Shaw's leadership, Norfolk Southern has underperformed its peers on every relevant operating metric, translating to higher costs, lower profitability, inferior cash flows and reduced value for shareholders.
- Mr. Shaw's indifferent initial response following the East Palestine derailment is one of many examples of his shortcomings as an effective leader.

DEFENSIVE & INSULAR BOARD

- Norfolk Southern's Board of Directors (the "Board") has demonstrated that it is incapable of choosing effective management to fill CEO and COO roles.
- The Board lacks sufficient railroad industry expertise and is instead comprised of interconnected directors who have irrelevant experience in the energy, retail and entertainment sectors.
- Despite presiding over an increasing rate of accidents, poor service, ballooning expenses and lagging financial performance, the Board promoted Mr. Shaw from within and remains loyal to its ineffective CEO and flawed strategy.
- In the face of subpar results, the Board has rewarded Mr. Shaw with nearly $10 million in full-year compensation.[1]
- Rather than benchmarking Norfolk Southern's performance against other Class I railroads, the Board is looking forward to contrasting 2024's second-half results with 2023's underwhelming achievements.

INEFFECTIVE STRATEGY

- Norfolk Southern has stagnated operationally because the Company has resisted implementing proven industry best practices, including scheduled railroading principles.

> "Norfolk has long been an **underperforming self-help story** that simply can't figure out how to help themselves…"

STIFEL
Jan. 28, 2024

Jan. 26, 2024
citi

> "We are concerned about long-run OR improvement… Also, **we didn't come away from the call satisfied that there is a dramatic enough change in approach from management** to address the issue."

[1] Norfolk Southern's 2023 proxy statement.

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The Case for Leadership, Safety & Strategy Changes at Norfolk Southern | 8

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern 9 $230 $235 $240 $245 $250 $255 $260 1/25/24 1/26/24 1/29/24 1/30/24 1/31/24 2/1/24 Norfolk Southern misses consensus for 2023 Norfolk Southern is reportedly targeted by active investors (1.9%) 9.1% “Norfolk Southern was the worst-performing stock last year of all the so-called Class 1 railroads that include Union Pacific, CSX and Canadian National Railway.” -Jan. 31, 2024 “[I]f the company just hit the high end [of guidance] every year for the next three years, NSC’s OR would still be below where its East Coast peer was in 2023. We do not view new financial guidance as closing the gap with competitors as management suggested…” The Financial Community Has Lost Confidence in Existing Leadership Share price data from Yahoo! Finance.

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern The Company’s insufficient response to the 2023 derailment in East Palestine, Ohio is a microcosm of Norfolk Southern’s failed strategy, insufficient accountability and lack of oversight of poor leadership. 10 The General Public Has Lost Confidence in Existing Leadership CNBC article; The Wall Street Journal article; CNN article; Associated Press article; NBC News article.

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern 11 President Joseph Biden’s Post; Senator Sherrod Brown's Post; Senator John Fetterman’s Post; Senator Bob Casey, Jr.’s Post. Elected Officials Have Lost Confidence in Existing Leadership

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern 12 “Nine train cars derailed at the Lamberts Point terminal in Norfolk on Wednesday morning, officials with Norfolk Southern confirmed to 13News Now.” -Feb. 7, 2024 “The National Transportation Safety Board is investigating a Norfolk Southern employee fatality that occurred Wednesday in Decatur, Ala.” -Feb. 1, 2024 Fox News Channel article; 13NewsNow article; Trains.com article. “Ten cars of a cargo train carrying plastic pellets and cooking oil derailed in upstate New York, with two ending up in a river, authorities said. The cars, part of a 94-car train, derailed about 10:15 p.m. Wednesday in Rensselear County, in the village of Valley Falls. County authorities said it was a Norfolk Southern train operated by Berkshire & Eastern Railroad.” -Feb. 8, 2024 New Lapses in 2024 Validate Concerns About Existing Leadership

Our Solution: A Fit-for-Purpose and Well-Rounded Board



Betsy Atkins
- ✓ **Operator** and investor in **technology and software** companies.
- ✓ Public company board experience.
- ✓ Former director of global car manufacturer.



Jim Barber, Jr.
- ✓ Former **shipping and logistics** industry COO.
- ✓ Former major rail customer.
- ✓ Public company board experience.



William Clyburn, Jr.
- ✓ Former Commissioner on the **U.S. Surface Transportation Board**.
- ✓ Experience in all three branches of government.



Nelda Connors
- ✓ Former **automotive** executive.
- ✓ **Engineering** background.
- ✓ Public company board experience.



Sameh Fahmy
- ✓ Former **railroad and transportation** industry executive.
- ✓ **Engineering** background and is a CPA.
- ✓ Public company board experience.



John Kasich
- ✓ Former Ohio Governor and congressman, overseeing state **environmental and transportation** agencies.
- ✓ Significant **regulatory experience**.



Gilbert Lamphere
- ✓ Former founder and strategic operations expert in the **railroad and transportation** industries.
- ✓ Public company board experience.



Allison Landry
- ✓ Former equity analyst for the U.S. **transportation sector**.
- ✓ Public company board experience.



David Dealy
Advisor to the Slate
- ✓ Track record of **successfully implementing operating best practices** at various railroads.
- ✓ Three decades of **experience in railroad industry**.

Not standing for election to the Board, nor does he have any intention to serve on the Board.

Is ready, willing and able to support Norfolk Southern in an operational capacity, if needed.

Our nominees possess relevant operating backgrounds, railroad industry expertise, corporate governance knowhow, financial analysis skills, strategy, legislative and regulatory affairs expertise, and public company board experience.

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The Case for Leadership, Safety & Strategy Changes at Norfolk Southern | 13

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern Mr. Barber has a track record of growth and significant experience in operations, supply chain, strategic planning, employee relations and risk management from his 35-year career as a leader in the shipping and logistics industry. 14 • Has a clear vision for the team, operating plan and growth needed to turn around Norfolk Southern. • Previously served as the COO of UPS, one of the country’s largest railroad customers and a $125 billion market value parcel carrier with a global network that generates more than $90 billion in sales annually. • During his 35-year career at UPS, Mr. Barber held key leadership positions in UPS’ Domestic and International business units, as well as in Supply Chain Solutions. • Mr. Barber is credited with leading much of UPS' growth, including in both mature and emerging international markets. • Has reached scores of effective labor agreements through constructive negotiations, while overseeing lauded safety initiatives in both the Ground network and the UPS airline. • Current member of the board of directors of C.H. Robinson Worldwide, Inc. (Nasdaq: CHRW), a major logistics company, where he serves on the Audit Committee. • Current member of the board of directors of U.S. Foods Holding Corp. (NYSE: USFD), a major food distributor, where he serves on the Compensation and Human Capital Committee. • If elected, our slate intends to make every effort to expeditiously appoint Mr. Barber as CEO. Jim Barber, Proposed CEO With Proven Ability to Deliver Network Operating Leverage and Reliability Our Solution: Experienced, Qualified Leadership

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern 15 • A lifelong railroader with the safety record and scheduled railroading acumen needed to help turn around Norfolk Southern. • Previously served as the Executive Vice President of Operations at CSX, where he led a variety of operational initiatives during a period in which the railroad improved performance across all operating metrics and unlocked significant value for shareholders. • Mr. Boychuk, who worked directly with industry legend Hunter Harrison, also helped CSX amass a strong safety record and reduce burdens on rail workers. • Upon his departure from CSX in 2023, the company publicly thanked Mr. Boychuk for “his role in the implementation of scheduled railroading.” • Previously, Mr. Boychuk spent nearly two decades at Canadian National Railway (“Canadian National”), where he held operations roles of increasing responsibility and seniority. • If elected, our slate intends to make every effort to appoint Mr. Boychuk as COO as expeditiously as possible. Jamie Boychuk, a Proven Railroad Operator and the Ideal Proposed COO Mr. Boychuk’s industry background and scheduled railroading expertise make him the ideal partner for proposed CEO Jim Barber, representing an operational dream team with vast transportation network experience. Our Solution: Experienced, Qualified Leadership (Cont.)

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern • Scheduled railroading has had a profound impact on the operating model of the railroad industry and is credited with significant improvements at Illinois Central Railroad (“Illinois Central”), Canadian National, Canadian Pacific Railway (“Canadian Pacific”), CSX and Kansas City Southern. • Railroads that have implemented scheduled railroading principles have also demonstrated safety improvements. • It is important to underscore that this operating model worked at CSX, the rail with the most comparable geographic footprint, freight mix and volumes to NSC. • CSX’s operating ratio improved >1,000 bps over the two-year period of implementation (60.3% in 2018 vs. 70.6% in 2016), with a record low OR of 57.4% in 2021. • When implemented correctly by qualified individuals, scheduled railroading has been demonstrated to result in vastly improved service, safety and profitability. It is also more environmentally friendly because an on-time, scheduled railroad is a more fuel-efficient railroad. 16 The Impact of Scheduled Railroading

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern • Safety-First Culture – The well-being of our people, business partners and community • Human Capital – People are your #1 asset, ensure you provide recognition and development • Service – Customer-focused, based on reliable service with excellent value • Cost Control – Manage costs targeted at creating network operating leverage • Asset Utilization – Focus on velocity and asset turnover thereby creating additional capacity • Growth – Collaboration of operations and commercial division • Strategic product and pricing process aligned to customer value proposition • Ability to adapt resources for unplanned volume growth • Strategic Product Mix – Optimizing product sets to drive shareholder value • Product profitability – ensure strategic cost models properly support optimal mix decisions maximizing ROIC 17 Improved Service ✓ Increased car velocity ✓ Increased train speed ✓ Increased fluidity Improved Safety ✓ Lower accident rate ✓ Fewer injuries ✓ Safer communities Improved Performance ✓ Lower OR ✓ Higher ROIC ✓ Enhanced valuation Improved Sustainability ✓ Increased efficiency ✓ Reduced carbon emissions Stronger Growth ✓ Increased capacity ✓ Higher sustainable growth profile Our Solution: Network of the Future

The Value Creation Opportunity at Norfolk Southern

- As demonstrated below, there are at least five areas where we have modeled potential upsides for Norfolk Southern shareholders over the next several years. Our model is based on assumptions we have made, including that our entire slate is elected to the Board, and that they are able to implement the management and strategic changes summarized in this presentation, and others.


$400
$350
$300
$250
$200
$150
$100
$50
$-
$252
$63
$47
$25
$18
$15
$420
Current
Productivity Improvement
Volume Improvement (Cyclical Upswing + Reversal of Share Loss)
Pricing Opportunity to Recapture Wage Inflation
Benefit from Capital Return
Valuation Re-rating (Restored Confidence + Cyclical Upswing)
Potential Base Case if All Factors Meet Our Assumptions

We believe that our slate can provide new leadership and direction for Norfolk Southern.

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The Case for Leadership, Safety & Strategy Changes at Norfolk Southern | 18

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern 19 ✓ Instill a safety-based, accountable, disciplined workforce culture that enables employees to take ownership of their work and responsibilities. ✓ An operations-experienced CEO like Mr. Barber can credibly establish a culture of safety that empowers employees to stop any activity that they think is unsafe without consequences, even if it proves otherwise. ✓ Mr. Boychuk is a proven leader who can design a rail network that will reduce car handlings creating a safer environment. ✓ Network of the future implemented correctly by qualified individuals results in a safer railroad. × Permitted the current lax operating culture and associated lack of discipline that have translated into operational and safety deficiencies. × East Palestine derailment and associated ineffective response happened under their purview. × Post derailment, they hired Atkins Nuclear Secured (“ANS”) to perform an independent safety assessment. × ANS has no relevant railroad industry experience. × Further, ANS reports directly to Mr. Shaw as opposed to an independent subcommittee of the Board. × The Norfolk Southern safety overhaul is rife with conflicts of interest and structured to allow the Company to control the narrative. Shareholder Slate and Proposed Management Team NSC’s Current Board and Management Team Safety Is Our #1 Priority, Whereas Norfolk Southern Peddles a PR Narrative

The Problem: Ineffective Management, Failed Strategy, Lax Oversight and Absent Accountability

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern Mr. Shaw has put in place an unneeded, untried and wildly expensive growth strategy based on driving increased low margin intermodal business with an operational design that has proven detrimental to earnings and ROIC. 21 1 Norfolk Southern’s 2023 Proxy Statement. Chart source: Company and peer filings. • Given an opportunity to refine Norfolk Southern’s strategy under the leadership of a new CEO, the Board instead concluded its search process by appointing a 30-year Company insider who lacks operational expertise and a strong record. • Mr. Shaw has repeatedly deemphasized productivity improvements and, ultimately, profitability to the detriment of shareholders. • Mr. Shaw’s Thoroughbred Operating Plan | Service Productivity Growth (“TOP|SPG”) approach is not supported by a growth-oriented track record given that Mr. Shaw was not able to execute on growth as CMO. • NSC had a highly detailed plan intended to implement Precision Scheduled Railroading (“PSR”) with its TOP-21 operating philosophy. The plan was beginning to take shape in 2020, 2021 and part of 2022 with demonstrable results until Mr. Shaw reversed key elements of the plan. • Mr. Shaw was paid more than $10.4 million in 2022 for Norfolk Southern’s subpar results; the CEO of CSX was paid $9.3 million for better results under virtually identical circumstances. 1 Excess compensation for inferior performance has created an incentive for management that is backwards. Mr. Shaw Is One of the Top-Paid Railroad CEOs Despite Overseeing the Industry-Worst Operating Ratio CNI CP UNP CSX NSC 2022 CEO Compensation Efficiency 4.4 2.4 1.5 1.3 0.9 2022 Actually Paid CEO Compensation (US $M) $9.64 $11.16 $5.55 $9.30 $10.44 Operating Ratio 59.3% 61.8% 60.9% 64.1% 68.8% 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 The Board’s Appointment and Supervision of Mr. Shaw Demonstrates Poor Judgment

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern 22 NBC News article; The Hill article; CNN article; Associated Press article; CNN Business article; NBC News article; The Independent article; The Hill article; The Ohio Star article. Mr. Shaw’s Response to the East Palestine Tragedy Was Abysmal

Mr. Shaw Has a Flawed Strategy, Which His Team Cannot Even Execute

- The TOP-21 operating strategy was released at an Investor Day in February 2019, at which time Norfolk Southern laid out an OR target of 60% by 2021.
- TOP-21 was based on responsible PSR principles with demonstrable results in 2020, 2021 and part of 2022 until Mr. Shaw reversed key elements of the plan.
- Mr. Shaw's TOP|SPG strategy is essentially a reversal of TOP-21 and was designed to build up expenses in weak times to increase profits in good times.
  - Building up expenses is unneeded.
  - The strategy is ill-conceived, has never been tried, increases cyclicality that shareholders dislike and uses incremental margins as a criterion to accelerate growth that shows topline results but destroys the bottom line and ROIC.
- Industry-leading OR target is incompatible and unachievable with emphasis on intermodal to the detriment of merchandise on-time delivery.
- Under Mr. Shaw's leadership, financial targets have fallen short of investor expectations and Norfolk Southern continues to underperform relative to peers.

> "*The LT guidance* ***does not necessarily indicate urgency****. We called out NSC's LT guidance post their 2022 Investor Day as being* ***relatively modest in ambition*** *(at least relative to expectations) and mgmt… A 450 bp (high end of guidance) improvement over 3 years,* ***does not get NSC back to where their peers are today*** *(or indeed where NSC itself was a year ago), and* ***peers will surely continue to improve OR****… in the coming years.*"

Morgan Stanley
- Jan. 29, 2024

> "*Even excluding the Ohio derailment, the company's OR is below industry peers as the company invests in service to enable growth as demand eventually recovers. While resiliency could be the right long-term move for the company, it means* ***NS will be more sensitive to soft volumes, and, more importantly, generate margins below the peer group****.*"

STIFEL
- Oct. 25, 2023

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The Case for Leadership, Safety & Strategy Changes at Norfolk Southern | 23

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern 24 • Norfolk Southern has the same fundamental strategic objectives as every rail: • Reliable, on-time service. • Highest growth possible. • Deliver service in both weak and strong markets. • No shortage of trained people or equipment in peak times when markets cycle upwards. • However, Norfolk Southern under Mr. Shaw promised a new rail strategy to achieve these goals: • Abrupt shift in 2022 from PSR principles to the opposite of PSR and described as the “resiliency model.” • Carry higher resources / costs (i.e., manpower, locomotives and cars) at all times with the objective of picking up extra market share from under-resourced trucks and rail competitors when market conditions move from slow to robust. • The market share gain would generate profits substantially in excess of the increased costs. • Emphasize and accelerate intermodal growth over merchandise by changing 180 of 200 train schedules during 2023 and changing the composition of a substantial portion of merchandise car consists away from point of origination, enroute or near customers to blocking at flat classification yards and reopened hump yards, such that the tracks are clear of congestion caused by merchandise permitting intermodal trains to reach their destination unimpeded. • Use incremental margins to decide whether to onboard a piece of new business if it is accretive to Norfolk Southern’s overall OR (currently 68%). • Use of these boarding criteria would enable faster intermodal growth. • Do not use OR as an objective. Mr. Shaw’s TOP|SPG Strategy Explained

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern 25 • Despite such excess resources, Norfolk Southern’s operation is unable to handle current trough volumes as measured by inferior trip plan compliance metrics, the large number of cars online, the mediocre 72% on-time arrival record, the high ratio of cars online to carloads, the large number of cars kept waiting 48 hours or more for crews or power, the high recrew rate, etc. • Leadership has enacted erratic changes of yard missions between car classifications at points of origin versus centralization in major yards. Result is NSC cars are switched 2.6x on average vs CSX at 1.3x. • Adding more assets – labor, locomotives and freight cars – to deal with delays and wait times, on an already congested system (highlighted as an objective by Mr. Shaw repeatedly) leads only to more congested lanes. • A pricing and operation design strategy enabling intermodal to grow at an accelerated rate will lead to even further congestion since 3-4 intermodal carloads are needed to equal profits of 1 merchandise carload. • Favoring intermodal over merchandise by the operational configuration of using yards increases the number and higher probability of missed connections and delays, hence damaging the Company’s lower growth but higher margin base business, which tends not to move back and forth to truck as readily as intermodal. • Heavy use of yards: without tight yard management and best-in-class operating metrics, these are expensive, difficult to manage internally necessitating exceedingly high external connections that become choke points. • Leadership has enabled a culture that lacks intensity, a lack that is amplified by tolerance to surplus resources and a lack of accountability. That culture and associated lack of discipline translate into operational and safety deficiencies as demonstrated by the ineffective response to the East Palestine derailment. • Use of “accretive to the OR” and “incremental margins” underpinning intermodal growth strategy is tantamount to taking on volume that does not cover its own fully-allocated costs and, worse, is eating up network capacity. If capacity is viewed as “free,” the network will face continual congestion and consequently higher capex. Why TOP|SPG (the “Resiliency Model”) Is Flawed

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern 26 • Rather than benchmarking Norfolk Southern’s performance against other Class I railroads, the Board is looking forward to contrasting 2024’s results with 2023’s underwhelming achievements. • The Board has not held management accountable for failing to provide consistent quantitative metrics against which to track Norfolk Southern’s progress relative to peers. • At the 2019 Investor Day, Norfolk Southern introduced several metrics that have since disappeared from management’s reporting under Shaw. The Board Has Sat Idle While Norfolk Southern’s Accident Rate Rises – Despite Mr. Shaw’s Strategy Promising Safety Improvements The Board Has Allowed Management to Abandon Operating Targets Without Consequence Norfolk Southern lays out a 60% operating ratio target to reach by 2021. December 2019 February 2022 Mr. Shaw reverses track, stating that “reducing OR is not our singular focus.” Source: FRA Norfolk Southern Safety Assessment. Yet the Board Is Focused on “Saving Face” – Not Course Correcting

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern 27 The New York Times article; The Wall Street Journal article; NPR article Strong Boards Demand Accountability Following Major Failures

The Evidence: Underperformance, Shrinking Margins and Tone-Deaf Crisis Response

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern Norfolk Southern’s shares have underperformed the Company’s Class I railroad peers over every relevant period. 29 Source: FactSet, total shareholder returns as of 1/31/2024. Class I Average includes CSX, UNP, CP and CNI. 2022 Investor Day to Jan. 31, 2024 Since Announcing Shaw as CEO to Jan. 31, 2024 One Year to Jan. 31, 2024 Three Years to Jan. 31, 2024 Norfolk Southern (2.5%) (8.6%) (1.9%) 5.6% CSX 15.5% 6.4% 17.1% 29.7% Class I Railroad Median 8.4% 8.3% 11.7% 29.6% Norfolk Southern versus CSX (18.0%) (15.0%) (19.0%) (24.1%) Norfolk Southern versus Class I Railroad Median (10.9%) (16.9%) (13.6%) (24.1%) Norfolk Southern Has Been a Long-Term Underperformer

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern 30 Source: Company filings, FactSet. Class I Average includes CSX, UNP, CP and CNI. CSX figures exclude Quality Carriers contribution to OR. 64.4% 64.4% 60.6% 61.4% 67.4% 58.4% 58.8% 57.4% 57.5% 59.6% 60.2% 59.1% 58.4% 59.6% 61.1% 40% 45% 50% 55% 60% 65% 2019 2020 2021 2022 2023 NSC CSX Class I Average Norfolk Southern’s operating ratio has, on average, been 530 bps higher than CSX’s and 400 bps higher than all Class I peers. Norfolk Southern’s operating ratio differential is now at its most pronounced level at +780 bps to CSX and +630 bps to all Class I peers. Promoting Mr. Shaw to CEO did not help decrease Norfolk Southern’s high ratio of operating expenses to revenue, a key measure of profitability in the railroad industry. In fact, the Company’s OR grew substantially in 2023 following the East Palestine derailment. Norfolk Southern’s Operating Ratio Has Consistently Lagged Its Peers

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern In 2023, the delta in EBIT dollars between Norfolk Southern and CSX was more than $1.6 billion. 31 Source: Bloomberg. $208 $410 $1,041 $944 $876 $880 $976 $1,601 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 2016 2017 2018 2019 2020 2021 2022 2023 Rail EBIT ($M) EBIT dollars difference between NSC and CSX (NSC’s closest competitor) Norfolk Southern’s EBIT Margins Have Only Worsened in Comparison to Its Closest Competitor

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern Mr. Shaw’s Three-Year Outlook Explicitly Indicates the Margin Gap to Peers Will Not Close 32 Source: Bloomberg. Outlook slide from NSC’s 4Q23 Earnings Presentation We aren’t going to give you a specific margin target, but it should result in between 100 to 150 bps of margin improvement annually on the pathway to narrow the margin gap with peers and deliver industry competitive margins. Mr. Shaw 4Q23 Earnings Call Jan. 26, 2024

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern Analysts have no confidence in current Company leadership’s ability to close the margin gap to peers. 33 Source: Company filings and FactSet. Class I Average includes CSX, UNP, CP, and CNI. CP excluded for historical data due to KSU acquisition. Consolidated EBIT and OR assumed for historical CSX. Street expectations for OR as of 2/11/2024. CSX forward OR figures exclude Quality Carriers contribution. • Norfolk Southern had lower revenue, EBIT and EPS growth relative to CSX and the average Class I peer from 2019 to 2023. • Wall Street expectations through 2026 anticipate a similar trajectory going forward despite Norfolk Southern starting from a much lower base. Historical CAGR (2019 - 2023) NSC CSX Class I Average* Revenue 1.9% 5.3% 3.7% EBIT -0.3% 2.9% 2.8% EPS 3.2% 7.6% 6.4% 67.4% 66.3% 64.7% 63.5% 59.6% 59.4% 58.6% 59.2% 61.2% 60.1% 58.5% 57.8% 52.0% 54.0% 56.0% 58.0% 60.0% 62.0% 64.0% 66.0% 68.0% 70.0% 2023A 2024E 2025E 2026E NSC CSX Class I Average Street estimates show margin gap persisting at NSC through 2026. Norfolk Southern Has Underperformed Peers Across All Relevant Financial Metrics

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern 34 Source: Company filings and FactSet. Class I Peer Average excludes Canadian Pacific in FY 2021 to 2023 due to accounting anomaly from Kansas City Southern acquisition. 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 20% 2019 2020 2021 2022 2023 NSC CSX Class I Peer Average Return on Average Total Capital 0% 2% 4% 6% 8% 10% 12% 14% 16% 2019 2020 2021 2022 2023 NSC CSX Class I Peer Average Return on Average Total Assets Return on Equity 0% 5% 10% 15% 20% 25% 30% 35% 40% 2019 2020 2021 2022 2023 NSC CSX Class I Peer Average Norfolk Southern Has Underperformed Peers Across All Relevant Financial Metrics (Cont.)

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern 35 Source: Company filings. CSX figures based on rail revenue and excludes estimated expense contribution from Quality Carriers. Norfolk Southern vs. CSX Operating Expense Breakdown Expense Line Items % of Rail Revenue % difference on per GTM Basis Higher / (Lower) FY 2023 NSC CSX NSC vs. CSX Compensation and benefits 23.2% 22.5% +7.5% Fuel 9.0% 8.9% +5.7% Depreciation 10.7% 11.0% (9.4%) Purchased services, materials, rents and other expenses 23.9% 19.5% +22.3% Norfolk Southern Has Underperformed Peers Across All Relevant Financial Metrics (Cont.)

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern 36 Source: Company filings. Measures purchased services, rents, materials and other expenses per gross ton mile. CSX figures exclude contribution from Quality Carriers. Estimated impact from Quality Carriers is $140M/quarter beginning 3Q 2021. 0.300 0.400 0.500 0.600 0.700 0.800 0.900 2019 2020 2021 2022 2023 NSC CSX Purchased Services, Materials, Rents and Other Expenses (cents / 1000 GTMs) In 2023, NSC’s purchased services, materials, rents and other expenses per 1000 GTMs were +22% higher than CSX’s. Norfolk Southern Has Underperformed Peers Across All Relevant Financial Metrics (Cont.)

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern 37 Source: Company filings. • Since 2019, Norfolk Southern’s ratio of carloads to cars online is ~15% worse than CSX’s on average. • This trend has only worsened under Mr. Shaw’s tenure as CEO with the current difference -20%. • This is the critical ratio that railroaders use to measure fluidity and efficiency of the network. Ratio of Carloads to Cars Online (4-week moving average) 0.6 0.7 0.8 0.9 1 1.1 1.2 CSX NSC Norfolk Southern Has Too Many Rail Cars on Its Network

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern 38 Source: Surface Transportation Board and company filings. Train speed is the average for the year. • Norfolk Southern’s deteriorating service levels have resulted in volume declines worse than CSX and other Class I rail peers. • In 2023, Norfolk Southern’s carload volumes were ~15% below 2018 levels. • The Company has cited improving train speeds in recent investor presentations; however, train speeds remain ~10% below 2019 train speed levels and these recent train speeds are on depressed levels of volume in the Norfolk Southern network. Train Speed (mph) Train Speed (mph) 22.3 23.2 19.8 18.9 20.1 10 12 14 16 18 20 22 24 2019 2020 2021 2022 2023 80 85 90 95 100 2018 2019 2020 2021 2022 2023 NSC CSX Class I Peer Average NSC - Merchandise NSC - Intermodal Carload Volumes Indexed to 100 Norfolk Southern Has Reported Lower Train Speeds and Volume Declines

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern 39 Source: Surface Transportation Board and company filings. 1Terminal dwell is the average for the year. • Norfolk Southern’s 2023 terminal dwell, or the time a rail car spends in a terminal awaiting movement toward its destination, was ~25% worse than in 2019. • Similarly, NSC had 3.3x the number of loaded cars that dwell longer than 48 hours without movement relative to CSX in 2023. Terminal Dwell (hours)1 19.2 19.3 23.9 26.3 25.7 0 5 10 15 20 25 30 2019 2020 2021 2022 2023 NSC Loaded Cars Dwelling Over 48 Hours 2,826 1,798 3,870 5,408 4,770 609 796 1,716 2,617 872 - 1,000 2,000 3,000 4,000 5,000 6,000 2019 2020 2021 2022 2023 NSC CSX Norfolk Southern’s Rail Cars Are Waiting For Longer

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern 40 Source: Company filings. Dwell for NSC and CSX is system-wide. Train Speeds, Terminal Dwell and Volume: Percentage Change of Norfolk Southern vs. CSX From 2019 to 2023 Merchandise CSX -18% 5% -3% -20% 0% 20% 40% Speeds Dwell Volume -6% 5% -1% -20% 0% 20% 40% Speeds Dwell Volume -6% 34% -9% -20% 0% 20% 40% Speeds Dwell Volume -14% 34% -8% -20% 0% 20% 40% Speeds Dwell Volume Intermodal System NSC -10% 34% -20% -11% 0% 20% 40% Speeds Dwell Volume -12% 5% -1% -20% 0% 20% 40% Speeds Dwell Volume Norfolk Southern’s Operations Have Not Improved

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern 41 Source: Company filings (R1 Annual Report). • Norfolk Southern switched manifest cars more than 2x as often as CSX in 2022, extending a gap evident in prior years. • Increased railcar switching requires a vast number of on-site workers, heavy use of yards, numerous on-time arrivals, departures, yard throughput and on-time availability for both power (locomotives) and crews, and can add as much as three days to the duration of the trip. • Norfolk Southern’s average number of switches has increased ~15% since 2019. Average Number of Times Manifest Cars Switched 2.3 2.3 2.5 2.6 1.3 1.3 1.3 1.3 0 1 1 2 2 3 3 2019 2020 2021 2022 NSC CSX Norfolk Southern Switches Rail Cars Too Often

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern 42 Source: Surface Transportation Board and company filings. Data from May 13, 2022 through the week of December 22, 2023. • In 2023, Norfolk Southern had an average of 11.5 trains per week held/delayed due to lack of necessary locomotive power and crews, while CSX averaged fewer than one train per week. • In 2019 and 2020, Norfolk Southern was roughly in line with CSX, but the gap has widened in the last three years. • Since the Surface Transportation Board (“STB”) began requiring disclosure of weekly unplanned recrews beginning in May 2022, Norfolk Southern has averaged more than 4.3x the number of unplanned recrews relative to CSX, despite having >800 more train and engine service employees. Weekly Average Trains Holding for Power Weekly Unplanned Recrews - 2 4 6 8 10 12 14 16 2019 2020 2021 2022 2023 NSC CSX 0 100 200 300 400 500 600 CSX NSC Norfolk Southern Experiences More Delays and Recrews

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern 40% 50% 60% 70% 80% 90% 100% May-22 Jun-22 Jul-22 Aug-22 Sep-22 Oct-22 Nov-22 Dec-22 Jan-23 Feb-23 Mar-23 Apr-23 May-23 Jun-23 Jul-23 Aug-23 Sep-23 Oct-23 Nov-23 Dec-23 NSC CSX 43 Source: Surface Transportation Board. Data from May 13, 2022 through the week of December 29, 2023. • The STB issued an order requiring all Class I carriers to submit reports on rail service, performance and employment metrics beginning in May 2022. • These metrics include trip plan compliance, which measures the availability of the railcar at its destination compared to the estimated time of arrival created when the shipment is first picked up by the railroad. • Norfolk Southern is the only company to fall short of the STB’s 82% trip plan compliance target and the Company’s recent trip plan compliance has been on a downward trajectory. Norfolk Southern’s Manifest Trip Plan Compliance Has Lagged Its Closest Competitor 55% 82% STB Target Norfolk Southern Is the Only Class I Railroad That Failed to Hit the STB’s Improvement Targets

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern The Board and management’s flawed response is costly: Norfolk Southern has reserved $1.1 billion in charges so far as a result of the 2023 derailment in East Palestine.1 44 1 Company Form 10-K for fiscal year 2023. Feb. 6, 2023 A Norfolk Southern train derails in East Palestine and ignites a fire, threatening tank cars carrying hazardous materials. A controlled vent and burn of the contents of five derailed tank cars, all of which contained vinyl chloride, is conducted. CEO Alan Shaw does not attend East Palestine town hall. Aug. 4, 2023 The NTSB opens a special investigation into safety practices at Norfolk Southern because of five significant accidents since December 2021, including the East Palestine derailment. …we incurred $1.1 billion of expenses [as a result of the East Palestine derailment]. “ Feb. 3, 2023 Mar. 7, 2023 Sep. 20, 2023 - Norfolk Southern Form 10-K for fiscal year 2023 ” Mar. 3, 2023 Feb. 5, 2024 [Norfolk Southern] seems more concerned with compliance with minimum safety requirements… rather than understanding and seeking to address safety concerns that fall outside the boundaries of existing rules and regulations. “ ” - U.S. Dept. of Transportation Federal Railroad Administration Safety Assessment President Joseph R. Biden issues an executive order “to ensure that Norfolk Southern continues to be held accountable for this disaster…” - President Joseph R. Biden Executive Order Norfolk Southern Botched Its Response to East Palestine Crisis

Our Slate’s Solution: New Board and Management With a New, Safety-First Strategic Vision

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern 46 Betsy Atkins • Capital Allocation: CEO and Founder of Baja Corp., a venture capital firm that has focused on software and technology since 1993. • Governance: Director of SL Green Realty Corp. (NYSE: SLG), SolarEdge Technologies, Inc. (Nasdaq: SEDG) and Enovix Corp. (Nasdaq: ENVX). • IT and Cybersecurity: Chair of Google Cloud’s advisory board and advisor to Jamf Holding Corp. (Nasdaq: JAMF). • Executive Experience and M&A: CEO and Chair of Clear Standards, Inc. (2009, acquired by SAP), NCI, Inc. (1991 to 1993), and Key Computer Laboratories, Inc. (1989, acquired by Amdahl). Corporate governance expert and repeat CEO with experience in capital allocation decisions, power storage, information technology and M&A. Jim Barber, Jr. • Executive Experience, Logistics, Operations: 35 years at UPS (NYSE: UPS), beginning as a driver and ending as COO and President from 2018 to 2019. • Int’l Business: Head of UPS International from 2013 to 2018. • M&A: Worked in UPS's Mergers and Acquisitions Group, oversaw multiple key acquisitions and integration processes. • Governance, Logistics and Transportation: Director of C.H. Robinson Worldwide, Inc. (Nasdaq: CHRW) and U.S. Foods Holding Corp. (NYSE: USFD). • Finance: Audit committee financial expert. William Clyburn, Jr. • Regulation: Commissioner and Vice-Chairman of U.S. Surface Transportation Board from 1998 to 2001. • \ • Legislation: Senior Advisor to two Senators and various roles on transportation-related Senate Committees. • Gov’t Relations: Principal at Clyburn Consulting, advises transportation and telecommunications clients on governmental issues and processes. • Legal: Clerked for Circuit Court Judge for the Second and Ninth Circuits, South Carolina; Member of SC Bar. • \ • Engineering: Engineer at Westinghouse's Savannah River Laboratory. Nelda Connors • M&A, Finance and Valuation: Founder/CEO of Pine Grove Holdings, an investment company. • Governance: Director of Baker Hughes (Nasdaq: BKSR), Zebra Technologies Corp. (Nasdaq: ZBRA) and Otis Worldwide (NYSE: OTIS). • Executive Experience and Transportation: President and CEO of Atkore International, Inc. from 2008 to 2011, previous executive roles at Eaton Corp., Ford Motor Company and Chrysler Corporation, Advisor to Nissan North America and Vibracoustic. • Capital Markets: Former Class B Director of the Federal Reserve Bank of Chicago. Shipping and logistics industry veteran with significant experience in finance, strategic planning and risk management. Former railroad regulator with 30 years of experience in all three branches of the U.S. government. Former automotive industry executive with significant operational, engineering, risk management, human resources and financial expertise. Our Slate Has the Right Experience to Move Norfolk Southern Forward

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern 47 Former railroad and transportation industry executive with safety, supply management, engineering and mechanical experience. Former Ohio governor and congressman with significant regulatory, legislative and executive policy experience. Former private equity CEO and public company board member with 35 years of experience in the railroad and transportation industries. Former U.S. transportation and logistics sector analyst with extensive corporate governance and compensation expertise. Sameh Fahmy • Executive Experience, Railroad Operations: EVP of Precision Scheduled Railroading at Kansas City Southern from 2019 to 2021; Optimization Consultant at CSX (Nasdaq: CSX) from 2017 to 2019; SVP at Canadian National (NYSE: CN) overseeing engineering, mechanical and supply management. • Governance, Railroad and Int’l Business: Former director of Rumo Railway (BVMF: RAIL3) and previously worked at the Association of American Railroads and Amtrak. • Audit: Chartered Professional Accountant. John Kasich • Governance and Regulatory: Governor of Ohio from 2011 to 2019; Governing the seventh largest state, he significantly improved Ohio’s business climate, reducing needless red tape and regulations, streamlining operations and creating a private economic development entity. His fiscal and managerial stewardship produced cumulative surpluses of nearly $3 billion. • Legislation: Chaired the House Budget Committee from 1995 to 2001. A chief architect of a balanced federal budget for four years — a feat not accomplished since. • Finance: Investment Banking Managing Director, Lehman Brothers from 2001 to 2008. Served on corporate boards including Worthington Industries, Instinet and Invacare. Founder of the Kasich Company, which advises companies on establishing critical connection to customers, capital and thought-leadership that can create new opportunities for success. Gilbert Lamphere • Railroad, Executive Experience, M&A and Finance: Chairman of MidRail Corp., a privately-held freight rail company, since 2016; Chairman of Illinois Central from 1990 to the 1998 sale to Canadian National; Co-Founder of MidSouth Rail Corp, which was sold to Kansas City Southern in 1994; Director of privately-held Florida East Coast Railway from 2005 to 2007. • Governance: Director of Canadian National (NYSE: CN) from 1998 to 2005 and CSX Corp. (Nasdaq: CSX) from 2008 to 2015. Allison Landry • Strategy, Finance: Lead Equity Research Analyst at Credit Suisse for the U.S. transportation sector, covering Class I railroads, logistics, trucking and parcel/airfreight from 2005 to 2021. • Governance: Director of XPO, Inc. (NYSE: XPO). In her role as Vice Chair of the Board and Chair of the Nominating and Governance Committee, she has been integral in assisting the company its operational turnaround. Since these initiatives have been announced, XPO stock has increased ~250% from April 2023. • Transportation: Strategic advisor and member of the Windrose Technology advisory board. • Audit: Senior Accountant at OneBeacon Insurance Company from 2001 to 2005. Our Slate Has the Right Experience to Move Norfolk Southern Forward (Cont.)

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern 48 BARBER BOYCHUK ’24 The Agenda The Winning Ticket: Jim Barber as CEO and Jamie Boychuk as COO

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern 49 Jim Barber, Jr. “Barber in our view was a likely successor to [former UPS] Chairman and CEO David Abney.” “Barber is highly regarded as a logistics operator who helped turnaround U.S. peak season problems at UPS during his tenure as COO... If Barber were confirmed in [the C.H. Robinson CEO] role, we believe it would be a positive development for Robinson...” “Barber retiring came as a surprise to us given the strides the company has made operationally over the past few years.” [Former UPS COO Barber was] “well-liked by the investment community” [and was an executive] “seen as an operational catalyst.” “Former top UPS executive and Robinson board member [was] seen as having unmatched street cred.” Our CEO Candidate Has the Investment Community’s Respect

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern 50 Jim Barber, Jr. Alan Shaw × Non-operating background in marketing and sales, industrial development, real estate and customer relations. Was in coal, chemicals and financial staff roles during his first 20 years at Norfolk Southern. × Failed to deliver growth as CMO of Norfolk Southern. × Supposed expert in “relationship building” and “customer relations” despite disastrous response of East Palestine aftermath. × Overseen worsening operating ratio and profit margins at Norfolk Southern. × Lack of independent perspective and corporate governance expertise, after 30+ years at the Company, with no public company board experience outside of Norfolk Southern. ✓ Extensive and hands-on operational experience beginning as a driver at UPS and ending as COO and President. ✓ Track record of executing numerous growth strategies at UPS, overseeing UPS’ vast network outside the U.S. and helping push the company into more emerging markets. ✓ Largest U.S. rail and long-time Norfolk Southern customer. ✓ Deep experience in logistics and international operations as President of UPS International and a director of C.H. Robinson. ✓ Financial expert with experience overseeing acquisitions and integrations. Jim Barber Has Stronger CEO Credentials and a New Strategy

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern 51 ATKINS BARBER, JR. CLYBURN, JR. CONNORS FAHMY KASICH LAMPHERE LANDRY RAILROAD OR TRANSPORTATION EXPERTISE LOGISTICS & SUPPLY CHAIN MANAGEMENT GOVERNMENT AFFAIRS HUMAN CAPITAL MANAGEMENT & COMPENSATION EXECUTIVE EXPERIENCE FINANCE, ACCOUNTING & STRATEGY PUBLIC COMPANY BOARD EXPERIENCE ENVIRONMENTAL & SAFETY TECHNOLOGY INDEPENDENT OF PAST ERRORS Our Slate Has Proven Railroad Industry and Well-Rounded Experience

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern Illinois Central (1993-1997) Canadian National (2003-2007) Canadian Pacific (2011-2015) CSX (2017-2021) Railroads Have Seen Safety Metrics Improve Once Scheduled Railroading Principles Were Implemented Source: Company filings, FRA. 52 Source: Company filings, FRA. Source: Company filings, FRA. Source: Company filing, FRA. 2.88 2.45 2.27 2.17 2.32 0.00 0.50 1.00 1.50 2.00 2.50 3.00 2003 2004 2005 2006 2007 FRA Train Accident Rate 1.88 1.67 1.80 1.26 1.30 0.00 0.25 0.50 0.75 1.00 1.25 1.50 1.75 2.00 2.25 2011 2012 2013 2014 2015 FRA Train Accident Rate 3.07 3.64 2.76 3.16 2.90 0.00 0.50 1.00 1.50 2.00 2.50 3.00 3.50 4.00 4.50 2017 2018 2019 2020 2021 FRA Train Accident Rate FRA Train Accident Rate

The Value Creation Opportunity at Norfolk Southern

- As demonstrated below, there are at least five areas where we have modeled potential upsides for Norfolk Southern shareholders over the next several years. Our model is based on assumptions we have made, including that our entire slate is elected to the Board, and that they are able to implement the management and strategic changes summarized in this presentation, and others.



$400
$350
$300
$250
$200
$150
$100
$50
$-
$252
$63
$47
$25
$18
$15
$420
Current
Productivity Improvement
Volume Improvement (Cyclical Upswing + Reversal of Share Loss)
Pricing Opportunity to Recapture Wage Inflation
Benefit from Capital Return
Valuation Re-rating (Restored Confidence + Cyclical Upswing)
Potential Base Case if All Factors Meet Our Assumptions

We believe that our slate can provide new leadership and direction for Norfolk Southern.

MOVE NSC FORWARD
The Case for Leadership, Safety & Strategy Changes at Norfolk Southern | 53

Appendix

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern 55 • Carrying high overhead to gain market share. • This strategy is untested, hypothetical analytically unsubstantiated and depends on competitive responses and market conditions including truck pricing. There is no basis for suggesting it works. The factors which could or prevent it working could be micro-oriented and uncorrelated with a rebound. • No other railroad is pursing this strategy or ever has. • Every railroad is maintaining a buffer to be prepared for any surge in market conditions. • Norfolk Southern’s strategy is very expensive; no other railroad sees it as necessary to carry this high expense level or sees a correlation between increased overhead, manpower and equipment as necessary to be competitive and deliver on-time service in an upturn. • Norfolk Southern assumes publicly that “market conditions will change… they always do” (per numerous public statements from Mr. Shaw). But the severe trucking pricing was unforeseen by Norfolk Southern. And economic activity could be recessionary/soft for a prolonged time so that the strategy’s costs would overwhelm hypothetical market share profits. • Creates increased cyclicality by adding permanent fixed expense layer. The market punishes with lower valuation multiple even if higher top line growth with lower margins. Why Mr. Shaw’s TOP|SPG Strategy Is Flawed

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern 56 • Altering operation to clear congestion for intermodal through trains. • Reversing the strategy of blocking merchandise consists at point of origination or enroute and forcing them instead into yards has resulted in the number of switches per car to be 2.6x vs. 1.3x for CSX. This higher number of switches is directly related to a less safe environment as it creates more opportunities for negative incidents. • Each switch requires 1) the train to arrive at the yard on time 2) the yard processes the car accurately and on time 3) the outbound train (power) is on time 4) the outbound train has a crew with sufficient time on shift. This is four connections to be made. • 2.6x switches means the majority of cars are entering three yards necessitating 12 connections. • The result is too many opportunities for a single missed connection which prevents a merchandise car to arrive on time. Hence the large number of cars online, the mediocre 72% on time arrival record, the high ratio of cars online to carloads, the very large number of cars kept waiting 48 hours or more for crews or power, the high recrew rate. • Hump yards, which they have had to reopen to handle consist composition, are mechanically and labor intensive and therefore expensive, requiring heavy maintenance expense. • Without a balanced flow in bound (without which there are peaks and valleys and hence congestion in the yard and heavy overtime), and tightly enforced metrics (affecting on time processing) connections are missed, trip plans lengthened and arrival times missed. Why Mr. Shaw’s TOP|SPG Strategy Is Flawed (Cont.)

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern 57 • A pricing and operation design strategy enabling intermodal to grow at an accelerated rate will lead to even further congestion. • On average it takes three to four intermodal cars to equal the EBIT of one merchandise car. • Three to four intermodal cars is true even assuming a wide variety of assumptions for double stack vs. single containers, marginal cost assumptions, empty charges, large growth without capex to support low margin intermodal business. • To keep intermodal train lanes free forces more merchandise growth into delay-prone yards. • Given the three to four ratio, to move the needle on profits implies a great number of more cars online and congestion. • Adding more assets – labor and locomotives – to deal with delays and wait times, on an already congested system (highlighted as an objective by Mr. Shaw repeatedly), leads only to more congested lanes. • Most of Norfolk Southern’s southern routes are single track and unable to accommodate large growth without capex to support low margin intermodal business. • Favoring intermodal over merchandise by the operational configuration of using yards increases the probabilities of missed connections and delays, hence damaging Norfolk Southern’s lower growth but higher margin base business which tends not to move back and forth to truck as readily as intermodal. Why Mr. Shaw’s TOP|SPG Strategy Is Flawed (Cont.)

The Case for Leadership, Safety & Strategy Changes at Norfolk Southern 58 Why Mr. Shaw’s TOP|SPG Strategy Is Flawed (Cont.) • Use of “accretive to the OR” and “incremental margins.” • A short-term strategy that accelerates rapid onboarding of lower margin intermodal. • Is misleading accounting – allocation of fixed costs, cost of depreciation and cost of capital to higher margin, lower growth bulk and merchandise which have pricing power to absorb higher fixed cost allocations. • Inflates growth in revenues from the easier, larger and faster growth intermodal market. • Results in higher top line but lower bottom line in relation to top line. Over time the overall OR goes up. Taken to the extreme NSC has a heavy intermodal percentage of mix, becomes a less profitable OR 75 company with lower ROIC with continued high capex and maintenance necessary to maintain heavy load track structure for merchandise and bulk. • Cash flow and share buybacks decline. • Valuation multiple eventually declines as market finally equates high top line growth to high fully allocated costs to intermodal. • Conclusion: Clever but flawed and misleading accounting leading to erroneous strategic direction. • Heavy use of yards: without tight yard management and best in class operating metrics, these are expensive, difficult to manage internally and necessitate exceedingly high external connections that become choke points.